UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 4, 2010

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2010, drugstore.com, inc. issued a press release to report its financial results for the fourth quarter and fiscal year ended January 3, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On February 4, 2010, the compensation committee of the board of directors of drugstore.com, inc. approved the following salaries for 2010 for our named executive officers:

Executive Officer	2010 Salary
Dawn Lepore, President and CEO	$550,000
Robert Potter, Vice President, Chief Accounting Officer	$215,000
Tracy Wright, Vice President, Chief Finance Officer	$215,000
Robert Hargadon, Vice President, Human Resources	$235,000
Yukio Morikubo, Vice President, Strategy and General Counsel	$275,000

On February 4, 2010, the compensation committee also approved a transaction bonus of $30,000 payable to Mr. Morikubo, in recognition of his efforts in connection with the signing of the merger agreement between the Company and Salu, Inc. that the Company previously announced on December 28, 2009 (and described in the Company’s current report on Form 8-K filed December 28, 2009.)

This payment to Mr. Morikubo is in addition to any bonus for which he is eligible pursuant to the Company’s 2009 incentive bonus plan approved in March 2009 (and described in Item 9B of the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2008).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated February 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ ROBERT POTTER
Robert Potter Vice President, Chief Accounting Officer

Date: February 9, 2010